Exhibit 99.1
Verisk Analytics, Inc., Reports Third-Quarter 2017 Financial Results

•	Revenue grew 10.2% to $549 million; organic constant currency revenue growth was 7.0%.

•	Net income was $121 million; adjusted EBITDA was $272 million.

•	Diluted GAAP earnings per share (GAAP EPS) was $0.72; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, was $0.84.

•	Net cash provided by operating activities was $592 million year-to-date. Free cash flow from continuing operations was $478 million year-to-date.

•	During the quarter, Verisk acquired G2 Web Services, Sequel, and LCI for a total of $583 million.

•	The company repurchased $270 million of its shares year-to-date, including $10 million in the third quarter.

JERSEY CITY, N.J., October 31, 2017 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended September 30, 2017.
Scott Stephenson, chairman, president, and CEO, said, "Third-quarter results were solid and encouraging, reflecting an expected improvement from the first half of the year, led by robust organic revenue growth in insurance. We continued our balanced approach to capital deployment with three excellent acquisitions and additional share repurchases."
Table 1: Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.
Note: Adjusted net income and adjusted EPS are non-GAAP numbers.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	Change	2017	2016	Change
Revenues from continuing operations	$549.1	$498.1	10.2%	$1,574.9	$1,489.1	5.8%
Income from continuing operations	$120.7	$127.6	(5.4)%	$350.5	$344.0	1.9%
Adjusted EBITDA from continuing operations	$272.3	$253.3	7.5%	$772.1	$746.9	3.4%
Adjusted net income from continuing operations	$141.1	$144.4	(2.3)%	$405.0	$396.1	2.2%
Diluted GAAP EPS from continuing operations	$0.72	$0.74	(2.7)%	$2.08	$2.01	3.5%
Diluted adjusted EPS from continuing operations	$0.84	$0.84	—%	$2.40	$2.31	3.9%
Revenue
Total revenue increased 10.2% in third-quarter 2017 compared with third-quarter 2016. Organic constant currency revenue growth was 7.0%. Insurance led the revenue growth in the quarter.

Table 2: Revenues and Revenue Growth by Category
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

			Revenue Growth
	Three Months Ended		Three Months Ended
	September 30,		September 30, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$203.9	$174.4	16.9%	13.7%	13.7%
Energy and specialized markets	111.4	109.1	2.1%	0.2%	2.2%
Financial services	40.6	33.8	20.2%	(2.0)%	(2.0)%
Decision Analytics	355.9	317.3	12.2%	7.5%	8.2%

Industry-standard insurance programs	149.0	138.2	7.8%	5.5%	5.5%
Property-specific rating and underwriting information	44.2	42.6	3.7%	3.2%	3.2%
Risk Assessment	193.2	180.8	6.9%	4.9%	4.9%

Revenues from continuing operations	$549.1	$498.1	10.2%	6.5%	7.0%

			Revenue Growth
	Nine months ended		Nine months ended
	September 30,		September 30, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$573.5	$521.4	10.0%	8.6%	8.7%
Energy and specialized markets	328.0	333.2	(1.5)%	(4.6)%	0.2%
Financial services	98.2	92.8	5.8%	(4.0)%	(3.8)%
Decision Analytics	999.7	947.4	5.5%	2.7%	4.6%

Industry-standard insurance programs	442.7	414.2	6.9%	4.8%	5.0%
Property-specific rating and underwriting information	132.5	127.5	4.0%	3.3%	3.3%
Risk Assessment	575.2	541.7	6.2%	4.5%	4.6%

Revenues from continuing operations	$1,574.9	$1,489.1	5.8%	3.4%	4.6%
Decision Analytics segment revenue grew 12.2% in the third quarter of 2017 and 8.2% in organic constant currency.

•
Insurance category revenue increased 16.9%. Organic constant currency revenue increased 13.7% in the quarter. Growth was led by very strong performance in loss quantification and remote imagery, with good growth in underwriting, catastrophe modeling solutions, and claims analytics.

•	Energy and specialized markets category revenue increased 2.1%. Organic constant currency revenue increased 2.2%, as the energy business's end market has continued to stabilize.

•
Financial services category revenue increased 20.2% in the quarter. Organic constant currency revenue decreased 2.0% in the quarter due to several contract completions in 2016. Product solutions saw strong growth in the quarter.

Risk Assessment segment revenue grew 6.9% in the third quarter of 2017 and 4.9% in organic constant currency.

•
Revenue growth in industry-standard insurance programs was 7.8%. Organic constant currency revenue increased 5.5% in the quarter, resulting primarily from the annual effect of growth in 2017 invoicing and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 3.7% in the third quarter. Organic constant currency revenue increased 3.2% in the quarter. Growth was driven by increased subscription revenue from existing customers and incremental revenue from newer solutions.
Expenses, Income, and Adjusted EBITDA
Cost of revenues increased 17.0% compared with third-quarter 2016. The year-over-year increase was primarily due to salaries and benefits related to innovation, business growth, and acquisitions.
Selling, general, and administrative expense, or SG&A, increased 4.0% in the quarter, driven by salaries, acquisition-related costs, and acquisitions.
Net income decreased 5.4% to $121 million. Adjusted EBITDA increased 7.5% to $272 million.

•
The 6.3% increase in Decision Analytics adjusted EBITDA to $156 million was the result of increased revenue offset by costs to support future anticipated revenue, acquisitions, and acquisition-related costs.

•	Third-quarter 2017 adjusted EBITDA in Risk Assessment increased 9.1% to $116 million as a result of revenue growth and good expense management.
Earnings Per Share
Diluted GAAP EPS was $0.72 for third-quarter 2017, a decrease of 2.7% compared with the same period in 2016. Diluted adjusted EPS was $0.84 for third-quarter 2017, unchanged from the same period in 2016. Diluted adjusted EPS benefited from organic growth in the business, contributions from acquisitions, and lower share count. The benefits were offset by increased depreciation and amortization expense, increased interest expense, and increased provision for income taxes when compared to a one-time benefit due to a UK legislative change in third-quarter 2016.
Cash Flow
Net cash provided by operating activities from continuing operations was $592 million for the nine months ended September 30, 2017, an increase of 22.2%. Capital expenditures from continuing operations increased 29.3% to $114 million and were 7.2% of revenues for the nine months ended September 30, 2017. Free cash flow from continuing operations was $478 million year-to-date, an increase of 27.5%.
Net cash provided by operating activities represented 168.9% of net income. Free cash flow represented 61.9% of adjusted EBITDA for the nine months ended September 30, 2017.
Share Repurchases and Financing Activities
The company repurchased 0.1 million shares at an average price of $81.85, for a total cost of $10 million in the quarter. At September 30, 2017, the company had $366 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, November 1, 2017, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using conference ID #7319816.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk operates in 29 countries and is a member of Standard & Poor’s S&P 500® Index. In 2017, Forbes magazine named Verisk to its America’s Best Mid-Size Employers list and to its World’s Most Innovative Companies list. Verisk is one of only seven companies to appear on both lists. For more information, please visit www.verisk.com.

Contact:
Investor Relations
David Cohen
AVP, Investor Relations and Strategic Finance
Verisk
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWWPR (for Verisk)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue, EBITDA, EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization expense.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 3, below, for a reconciliation of EBITDA to income from continuing operations, Table 4 for a reconciliation of adjusted net income to income from continuing operations, and Table 5 for a reconciliation of free cash flow from continuing operations to net cash provided by operating activities.

Table 3: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

	Three Months Ended
	September 30, 2017			September 30, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$355.9	$193.2	$549.1	$317.3	$180.8	$498.1
Cost of revenues	(141.7)	(56.8)	(198.5)	(117.6)	(52.1)	(169.7)
SG&A	(60.4)	(20.5)	(80.9)	(55.4)	(22.4)	(77.8)
Depreciation and amortization of fixed and intangible assets	(52.8)	(8.5)	(61.3)	(45.1)	(7.1)	(52.2)
Investment income and others, net	2.5	0.1	2.6	0.6	1.5	2.1
Interest expense	N/A	N/A	(30.3)	N/A	N/A	(28.1)
Provision for income tax	N/A	N/A	(60.0)	N/A	N/A	(44.8)
Income from continuing operations	N/A	N/A	120.7	N/A	N/A	127.6
plus: Interest expense	N/A	N/A	30.3	N/A	N/A	28.1
plus: Provision for income tax	N/A	N/A	60.0	N/A	N/A	44.8
plus: Depreciation and amortization	52.8	8.5	61.3	45.1	7.1	52.2
plus: Nonrecurring severance charges	—	—	—	2.1	—	2.1
minus: Gain on sale of equity investments	—	—	—	—	(1.5)	(1.5)
Adjusted EBITDA from continuing operations	$156.3	$116.0	$272.3	$147.0	$106.3	$253.3

Income from continuing operations margin	N/A	N/A	22.0%	N/A	N/A	25.6%
Adjusted EBITDA from continuing operations margin	43.9%	60.1%	49.6%	46.3%	58.8%	50.9%

	Nine Months Ended
	September 30, 2017			September 30, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$999.7	$575.2	$1,574.9	$947.4	$541.7	$1,489.1
Cost of revenues	(405.3)	(169.8)	(575.1)	(362.6)	(158.8)	(521.4)
SG&A	(174.2)	(61.4)	(235.6)	(161.8)	(62.6)	(224.4)
Depreciation and amortization of fixed and intangible assets	(147.7)	(25.3)	(173.0)	(139.9)	(21.2)	(161.1)
Investment income and others, net	8.0	(0.1)	7.9	1.6	1.4	3.0
Interest expense	N/A	N/A	(87.3)	N/A	N/A	(91.7)
Provision for income tax	N/A	N/A	(161.3)	N/A	N/A	(149.5)
Income from continuing operations	N/A	N/A	350.5	N/A	N/A	344.0
plus: Interest expense	N/A	N/A	87.3	N/A	N/A	91.7
plus: Provision for income tax	N/A	N/A	161.3	N/A	N/A	149.5
plus: Depreciation and amortization	147.7	25.3	173.0	139.9	21.2	161.1
plus: Nonrecurring severance charges	—	—	—	2.1	—	2.1
minus: Gain on sale of equity investments	—	—	—	—	(1.5)	(1.5)
Adjusted EBITDA from continuing operations	$428.2	$343.9	$772.1	$426.7	$320.2	$746.9

Income from continuing operations margin	N/A	N/A	22.3%	N/A	N/A	23.1%
Adjusted EBITDA from continuing operations margin	42.8%	59.8%	49.0%	45.0%	59.1%	50.2%

Table 4: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	Change	2017	2016	Change
Income from continuing operations	$120.7	$127.6	(5.4)%	$350.5	$344.0	1.9%
plus: Amortization of intangible assets	27.5	22.7		73.6	70.4
less: Income tax effect on amortization of intangible assets	(7.1)	(5.9)		(19.1)	(18.3)
Adjusted net income from continuing operations	$141.1	$144.4	(2.3)%	$405.0	$396.1	2.2%

Basic adjusted EPS from continuing operations	$0.86	$0.85	1.2%	$2.45	$2.35	4.3%
Diluted adjusted EPS from continuing operations	$0.84	$0.84	—%	$2.40	$2.31	3.9%

Weighted average shares outstanding (in millions)
Basic	164.6	168.9		165.3	168.5
Diluted	168.0	171.8		168.8	171.5

Table 5: Free Cash Flow Reconciliation
(in millions)

	Nine Months Ended
	September 30,
	2017		2016		Change
Net cash provided by operating activities		$592.1		$484.4	22.2%
less: Net cash provided by operating activities from discontinued operations		—		(21.4)	(100.0)%
Capital expenditures	$(113.8)		$(98.6)		15.4%
less: Capital expenditures from discontinued operations	—		10.6		(100.0)%
less: Capital expenditures from continuing operations		(113.8)		(88.0)	29.3%
Free cash flow from continuing operations		$478.3		$375.0	27.5%
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2017, and December 31, 2016

	2017	2016

	(In millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$142.0	$135.1
Available-for-sale securities	3.7	3.4
Accounts receivable, net of allowance for doubtful accounts of $4.7 and $3.4, respectively	285.8	263.9
Prepaid expenses	42.4	28.9
Income taxes receivable	34.3	49.3
Other current assets	36.5	20.3
Total current assets	544.7	500.9
Noncurrent assets:
Fixed assets, net	437.8	380.3
Intangible assets, net	1,256.2	1,010.8
Goodwill	3,188.8	2,578.1
Deferred income tax assets	16.9	15.6
Other assets	183.8	145.5
Total assets	$5,628.2	$4,631.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$210.2	$184.0
Short-term debt and current portion of long-term debt	602.9	106.8
Deferred revenues	390.0	330.8
Total current liabilities	1,203.1	621.6
Noncurrent liabilities:
Long-term debt	2,278.8	2,280.2
Deferred income taxes, net	384.1	322.2
Other liabilities	89.6	74.8
Total liabilities	3,955.6	3,298.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 164,516,754 and 166,915,772 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,165.8	2,121.6
Treasury stock, at cost, 379,486,284 and 377,087,266 shares, respectively	(3,153.4)	(2,891.4)
Retained earnings	3,103.4	2,752.9
Accumulated other comprehensive losses	(443.3)	(650.8)
Total stockholders’ equity	1,672.6	1,332.4
Total liabilities and stockholders’ equity	$5,628.2	$4,631.2

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	(In millions, except for share and per share data)
Revenues	$549.1	$498.1	$1,574.9	$1,489.1
Expenses:
Cost of revenues (exclusive of items shown separately below)	198.5	169.7	575.1	521.4
Selling, general and administrative	80.9	77.8	235.6	224.4
Depreciation and amortization of fixed assets	33.8	29.5	99.4	90.7
Amortization of intangible assets	27.5	22.7	73.6	70.4
Total expenses	340.7	299.7	983.7	906.9
Operating income	208.4	198.4	591.2	582.2
Other income (expense):
Investment income and others, net	2.6	2.1	7.9	3.0
Interest expense	(30.3)	(28.1)	(87.3)	(91.7)
Total other expense, net	(27.7)	(26.0)	(79.4)	(88.7)
Income from continuing operations before income taxes	180.7	172.4	511.8	493.5
Provision for income taxes	(60.0)	(44.8)	(161.3)	(149.5)
Income from continuing operations	120.7	127.6	350.5	344.0
Discontinued operations
Income from discontinued operations	—	—	—	256.5
Provision for income taxes from discontinued operations	—	—	—	(118.6)
Income from discontinued operations	—	—	—	137.9
Net income	$120.7	$127.6	$350.5	$481.9
Basic net income per share:
Income from continuing operations	$0.73	$0.76	$2.12	$2.04
Income from discontinued operations	—	—	—	0.82
Basic net income per share	$0.73	$0.76	$2.12	$2.86
Diluted net income per share:
Income from continuing operations	$0.72	$0.74	$2.08	$2.01
Income from discontinued operations	—	—	—	0.80
Diluted net income per share	$0.72	$0.74	$2.08	$2.81
Weighted average shares outstanding:
Basic	164,577,575	168,874,129	165,314,267	168,541,399
Diluted	167,957,058	171,785,900	168,807,405	171,495,189

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2017 and 2016

	2017	2016

	(In millions)
Cash flows from operating activities:
Net income	$350.5	$481.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	99.4	97.7
Amortization of intangible assets	73.6	76.3
Amortization of debt issuance costs and original issue discount	3.1	4.0
Allowance for doubtful accounts	1.4	1.5
KSOP stock based compensation expense	—	11.4
Stock based compensation	24.2	23.8
Gain on sale of discontinued operations	—	(269.4)
Realized (gain) loss on available-for-sale securities, net	(0.1)	0.3
Gain on exercise of common stock warrants	—	(1.5)
Deferred income taxes	(4.1)	(1.7)
Loss on disposal of fixed assets, net	—	0.9
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	4.0	32.6
Prepaid expenses and other assets	(26.4)	(22.4)
Income taxes	14.1	45.3
Accounts payable and accrued liabilities	21.7	(7.2)
Deferred revenues	47.2	14.7
Other liabilities	(16.5)	(3.8)
Net cash provided by operating activities	592.1	484.4
Cash flows from investing activities:
Acquisitions, net of cash acquired of $22.1 and $1.0, respectively	(674.3)	(45.2)
Purchase of equity method investments in non-public companies	(5.0)	—
Sale of non-controlling equity investments in non-public companies	—	8.5
Proceeds from sale of discontinued operations	—	719.4
Escrow funding associated with acquisitions	(30.9)	(4.4)
Capital expenditures	(113.8)	(98.6)
Purchases of available-for-sale securities	(0.3)	(0.2)
Proceeds from sales and maturities of available-for-sale securities	0.4	0.4
Other investing activities, net	—	(0.6)
Net cash (used in) provided by investing activities	(823.9)	579.3
Cash flows from financing activities:
Proceeds (repayment) of short-term debt, net	40.0	(870.0)
Proceeds from issuance of short-term debt with original maturities greater than three months	455.0	—
Payment of debt issuance costs	(0.5)	(0.5)
Repurchases of common stock	(276.2)	(182.5)
Proceeds from stock options exercised	26.0	32.6
Net share settlement of restricted stock awards	(2.9)	(3.1)
Other financing activities, net	(7.1)	(4.4)
Net cash provided by (used in) financing activities	234.3	(1,027.9)
Effect of exchange rate changes	4.4	(9.4)
Increase in cash and cash equivalents	6.9	26.4
Cash and cash equivalents, beginning of period	135.1	138.3
Cash and cash equivalents, end of period	$142.0	$164.7
Supplemental disclosures:
Income taxes paid	$150.6	$221.4
Interest paid	$68.8	$75.8
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$—	$7.3
Promissory note received for sale of discontinued operations	$—	$82.9
Equity interest received for sale of discontinued operations	$—	$8.4
Deferred tax liability established on date of acquisition	$53.2	$3.8
Tenant improvement included in other liabilities	$—	$0.1
Capital lease obligations	$4.2	$11.5
Capital expenditures included in accounts payable and accrued liabilities	$1.3	$2.3